UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2015

Advanced Drainage Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36557	51-0105665
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4640 Trueman Boulevard, Hilliard, Ohio 43026	43026
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 658-0050

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 28, 2015, Advanced Drainage Systems, Inc. (the “Company”) entered into each of the following: (i) a Third Amendment to Amended and Restated Credit Agreement, with certain wholly-owned subsidiaries of the Company, certain lenders party thereto, and PNC Bank, National Association, as administrative agent; (ii) a Fourth Amendment to Second Amended and Restated Credit Agreement, with ADS Mexicana, S.A. de C.V., certain wholly-owned subsidiaries of the Company, certain lenders party thereto, and PNC Bank, National Association, as administrative agent; and (iii) an Amendment No. 9 and Consent to Amended and Restated Private Shelf Agreement, with certain wholly-owned subsidiaries of the Company, certain noteholders party thereto, and Prudential Investment Management, Inc. (collectively, the “Amendments”).

The Company and the respective lenders and noteholders referenced above agreed to enter into the Amendments to: (i) provide an additional extension of time for the delivery of certain financial statements to such lenders and noteholders, to January 31, 2016 with an additional 30-day grace period; (ii) modify certain definitions applicable to the Company’s affirmative and negative financial covenants relating to EBITDA, to accommodate one-time, nonrecurring expenses incurred during the fiscal quarters ending September 30, 2015, December 31, 2015 and March 31, 2016 related to the restatement of the Company’s financial statements; and (iii) consent to the payment of the previously-disclosed quarterly cash dividend in December 2015.

The foregoing description does not constitute a complete summary of the terms and conditions of the Amendments and is qualified in its entirety by reference to the full text of the Amendments, which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Third Amendment to Amended and Restated Credit Agreement, dated as of December 28, 2015.

10.2	Fourth Amendment to Second Amended and Restated Credit Agreement, dated as of December 28, 2015.

10.3	Amendment No. 9 and Consent to Amended and Restated Private Shelf Agreement, dated as of December 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED DRAINAGE SYSTEMS, INC.

Date: December 31, 2015	By:	/s/ Scott A. Cottrill
	Name:	Scott A. Cottrill
	Title:	EVP, CFO, Secretary & Treasurer